Exhibit 10.3


                    AMENDMENT TO THE RCSB FINANCIAL, INC.
                       NON-EMPLOYEE DIRECTOR STOCK PLAN


WHEREAS, the Board of Directors and Shareholders of RCSB FINANCIAL, INC. (the "Company") have previously approved the Non-Employee Director Stock Plan (the "Plan"), and

WHEREAS, the Board of Directors believes it desirable to amend Article X of the Plan to provide that Elective shares awarded under the Plan to directors be held for a period of not less than six months from the date of such grant,

NOW, THEREFORE, Article X, Section 10.2 of the Plan is hereby amended to read in its entirety as follows:

"10.2 Number of Shares. The number of Shares granted pursuant to this Article shall be the whole number of Shares equal to (I) the portion of the Quarterly Fees Earned for the prior calendar quarter which the Non-Employee Director has elected pursuant to Section 10.1 shall be payable in Shares, divided by (ii) the Stock Award Fair Market Value on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Quarterly Fees Earned shall be paid in cash unless the Non-Employee Director has elected to defer receipt of such compensation under the Deferral Plan. Where no deferral election exists, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a shareholder of the Company with respect to such Shares and shall be entitled to vote the Shares. In the event the Non-Employee Director has elected to defer the compensation described in the article under the Deferral Plan, fractional shares of stock shall be accumulated in the Deferral Plan and Shares in the Deferral Plan shall not be issued until the Deferral Payment Date elected under the terms of that Plan. Shares issued and transferred to the Non-Employee Directors pursuant to this Article may not be sold or otherwise transferred for a period of six months following the date of grant of the Shares pursuant to this Article and, where a Non-Employee Director has elected to defer receipt of such Shares under the Deferral Plan, neither the Share Equivalents credited to such Non-Employee Director's account under the Deferral Plan nor the Shares issuable under the Deferral Plan in connection therewith may be sold or otherwise transferred for a period of six months following the date of grant of the Shares pursuant to this Article."

IN WITNESS WHEREOF, this Amendment has been adopted by the Board of Directors of the Company at a duly authorized meeting thereof held on this 25th day of September, 1996.



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